Exhibit 10.42

THE SECURITIES, IN THE FORM OF THE PROMISSORY NOTE OF MOLECULAR DIAGNOSTICS, INC., HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY STATE SECURITIES LAWS. SUCH SECURITIES CANNOT BE SOLD, TRANSFERRED, ASSIGNED OR OTHERWISE DISPOSED, EXCEPT IN ACCORDANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS.

                                PROMISSORY NOTE

                                                              Chicago, Illinois
                                                                  July 30, 2002

      FOR VALUE RECEIVED, MOLECULAR DIAGNOSTICS, INC, a Delaware corporation, 414 North Orleans Street, Suite 510, Chicago, Illinois 60610, and its successors and assigns, (the "Company") promises to pay to the order of ("Holder"), at , or at such other place as Holder may from time to time designate in writing, the principal sum of Dollars ($) in lawful money of the United States of America, together with interest on so much thereof as is from time to time outstanding at the rate hereinafter provided, and payable as hereinafter provided. This Note is one of a series of Notes containing the same terms as this Note.

   1. Interest Rate. The unpaid principal balance of this Note shall bear interest at the rate of seven percent (7%) per annum, simple interest. Interest shall be paid in cash or the Company's common stock, par value $0.001 per share at the option of the holder at the Maturity of the Note.

   2. Payment/Maturity Date.   The  total outstanding principal balance hereof,
      together with accrued and unpaid interest, shall be due and payable on July 30, 2002.

   3. Conversion. The Notes will be convertible as follows: (a) at any time at the option of holder; (b) automatically when the Company receives equity infusion of at least $7 million (including from conversion of the Notes) prior to the due date of the Notes. The Notes are convertible into: one share of the Company's common stock at 25% discount to the market price at the time of conversion (not less than $.50 and not more than $1.00) and Private Warrants. For each four shares of common stock into which the Notes convert, the holder will receive one Private Warrant. The Private Warrants will be exercisable into one share of common stock at a price that is 150% of the conversion price of the Notes.

   4. Default Interest and Attorney Fees. Upon declaration of a default hereunder, the balance of the principal remaining unpaid, interest accrued thereon, and all other costs, and fees shall bear interest at the rate of eighteen percent (18%) per annum from the date of default, or the date of advance, as applicable. In the event of default, the Company and all other parties liable hereon agree to pay all costs of collection, including reasonable attorneys' fees.

   5. Interest Calculation.   Daily  interest  shall be calculated on a 365-day
      year and the actual number of days in each month.

   6. Prepayment.  This Note may be prepaid in whole or in part.

   7. Costs of Collection. Company agrees that if, and as often as, this Note is placed in the hands of an attorney for collection or to defend or enforce any of Holder's rights hereunder or under any instrument securing payment of this Note, Company shall pay to Holder its reasonable attorneys' fees and all court costs and other expenses incurred in connection therewith, regardless of whether a lawsuit is ever commenced or whether, if commenced, the same proceeds to judgment or not. Such costs and expenses shall include, without limitation, all costs, reasonable attorneys' fees, and expenses incurred by Holder in connection with any insolvency, bankruptcy, reorganization, foreclosure, deed in lieu of foreclosure or similar proceedings involving Company or any endorser, surety, guarantor, or other person liable for this Note which in any way affect the exercise by Holder of its rights and remedies under this Note, or any other document or instrument securing, evidencing, or relating to the indebtedness evidenced by this Note.

   8. Default. At the option of Holder, the unpaid principal balance of this Note and all accrued interest thereon shall become immediately due, payable, and collectible, with written notice of default and demand, and with five days notice to cure any default, upon the occurrence at any time of any of the following events, each of which shall be deemed to be an event of default hereunder:

      a. Company's failure to make any payment of principal, interest, or other charges on or before the date on which such payment becomes due and payable under this Note.

      b. Company's breach or violation of any agreement or covenant contained in this Note, or in any other document or instrument securing, evidencing, or relating to the indebtedness evidenced by this Note.

      c.    Dissolution, liquidation or termination of Company.

   9. Application of Payments. Any payment made against the indebtedness evidenced by this Note shall be applied against the following items in the following order: (1) costs of collection, including reasonable attorney's fees incurred or paid and all costs, expenses, default interest, late charges and other expenses incurred by Holder and reimbursable to Holder pursuant to this Note (as described herein); (2) default interest accrued to the date of said payment; (3) ordinary interest accrued to the date of said payment; and (4) finally, outstanding principal.

   10.Assignment and Transferability of Note. Company may assign this Note to any entity that acquires Company or substantially all of Company's assets. Holder may not transfer the Note in any manner without the written agreement of the Company.

   11.Non-Waiver. No delay or omission on the part of Holder in exercising any rights or remedy hereunder shall operate as a waiver of such right or remedy or of any other right or remedy under this Note. A waiver on any one or more occasion shall not be construed as a bar to or waiver of any such right and/or remedy on any future occasion.

   12.Maximum Interest.   In  no  event  whatsoever  shall  the amount paid, or
      agreed to be paid, to Holder for the use, forbearance, or retention of the money to be loaned hereunder ("Interest") exceed the maximum amount permissible under applicable law. If the performance or fulfillment of any provision hereof, or any agreement between Company and Holder shall result in Interest exceeding the limit for Interest prescribed by law, then the amount of such Interest shall be reduced to such limit. If, from any circumstance whatsoever, Holder should receive as Interest an amount that would exceed the highest lawful rate, the amount that would be excessive Interest shall be applied to the reduction of the principal balance owing hereunder (or, at the option of Holder, be paid over to Company) and not to the payment of Interest.

   13.Purpose of Loan. Company certifies that the loan evidenced by this Note is obtained for business or commercial purposes and that the proceeds thereof will not be used primarily for personal, family, household, or agricultural purposes.

   14.Governing Law.   As  an  additional  consideration  for  the extension of
      credit, Company and each endorser, surety, guarantor, and any other person who may become liable for all or any part of this obligation understand and agree that the loan evidenced by this Note is made in the State of Illinois and the provisions hereof will be construed in accordance with the laws of the State of Illinois, and such parties further agree that in the event of default this Note may be enforced in any court of competent jurisdiction in the State of Illinois, and they do hereby submit to the jurisdiction of such court regardless of their residence or where this Note was executed or any endorsement hereof may be executed.

   15.Arbitration. If at any time during the term of this Note any dispute, difference, or disagreement shall arise upon or in respect of the Note, and the meaning and construction hereof, every such dispute, difference, and disagreement shall be referred to a single arbiter agreed upon by the parties, or if no single arbiter can be agreed upon, an arbiter or arbiters shall be selected in accordance with the rules of the American Arbitration Association and such dispute, difference, or disagreement shall be settled by arbitration in accordance with the then prevailing commercial rules of the American Arbitration Association, and judgment upon the award rendered by the arbiter may be entered in any court having jurisdiction thereof.

   16.Binding Effect.   The  term  "Company"  as  used herein shall include the
      original Company of this Note and any party who may subsequently become liable for the payment hereof as an assumer with the consent of the Holder, provided that Holder may, at its option, consider the original Company of this Note alone as Company unless Holder has consented in writing to the substitution of another party as Company. The term "Holder" as used herein shall mean Holder or, if this Note is transferred, the then Holder of this Note.

   17.Relationship  of  Parties.   Nothing  herein contained shall create or be
      deemed or construed to create a joint venture or partnership between Company and Holder. Holder is acting hereunder as a lender only.

   18.Severability.   Invalidation  of any of the provisions of this Note or of
      any  paragraph,  sentence,  clause,   phrase,  or  word  herein,  or  the
      application thereof in any given circumstance, shall not affect the validity of the remainder of this Note.

   19.Amendment. This Note may not be amended, modified, or changed, except only by an instrument in writing signed by both of the parties.

   20.Time of the Essence. Time is of the essence for the performance of each and every obligation of Company hereunder.

      IN WITNESS WHEREOF, the undersigned has executed this Note as of July 30, 2002.

                                           MOLECULAR DIAGNOSTICS, INC.
                                           A Delaware corporation



                                           By: _______________________________
                                                 Peter P. Gombrich
                                                 Chief Executive Officer